Exhibit 10.1

Execution Version

AMENDMENT AND EXCHANGE AGREEMENT

This Amendment and Exchange Agreement (the “Agreement”) is entered into as of August 11, 2026, by and between NewGenIvf Group Limited, a business company incorporated under the laws of the British Virgin Islands with offices located at 36/39-36/40, 13th Floor, PS Tower, Sukhumvit 21 Road (Asoke), Khlong Toei Nuea Sub-district, Watthana District, Bangkok 10110, Thailand (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Reference is made to (i) that certain Securities Purchase Agreement (as amended, modified or waived prior to the date hereof, the “2024 Securities Purchase Agreement”), dated as of August 7, 2024, by and among the Company and the investors signatory thereto, pursuant to which, among other things, the Company issued to the Holder (i) that certain senior convertible note of the Company, dated as of July 16, 2025, in the aggregate original principal amount of $2,000,000 (as amended, modified or waived prior to the date hereof, the “2024 Note”) and (ii) certain Warrants (as defined in the 2024 Securities Purchase Agreement) (as amended, modified or waived prior to the date hereof, collectively, the “Existing Warrants”) and (ii) that certain Securities Purchase Agreement (as amended, modified or waived prior to the date hereof, the “2025 Securities Purchase Agreement”, and together with the 2024 Securities Purchase Agreement, the “Existing Securities Purchase Agreements”, and each, an “Existing Securities Purchase Agreement”), dated as of April 1, 2025, by and among the Company and the investors signatory thereto, pursuant to which, among other things, the Company issued to the Holder that certain senior convertible note of the Company, dated as of June 3, 2025, in the aggregate original principal amount of $3,200,000 (as amended, modified or waived prior to the date hereof, the “2025 Note”, and together with the 2024 Note, the “Existing Notes”, and collectively with the Existing Warrants, the “Existing Securities”).

B. On June 15, 2026, the Company and the Holder entered into that certain Repurchase and Forbearance Agreement (the “Forbearance Agreement”), pursuant to which, among other things, (i) the Company agreed to repurchase the Existing Securities for an aggregate purchase price of $7,381,250 (the “Aggregate Payment Amount”) and (ii) effective upon payment of the Aggregate Payment Amount, the Holder and the Company agreed to waive Section 1(b)(ii) of each Existing Securities Purchase Agreement (the “Additional Closing Rights”), such that after giving effect to such waiver, the Additional Closing Rights shall be of no further force or effect and no further Additional Closings (as defined in the Existing Securities Purchase Agreements) shall occur thereunder (the “Additional Closing Waiver”).

C. As of the date hereof, the outstanding balance of the Aggregate Payment Amount is $6,746,250.

D. The Company has duly authorized the issuance to the Holder, in exchange for the Existing Securities (collectively, the “Exchanged Securities”), a new senior convertible note, with an aggregate principal amount of $7,105,468.75 and in the form attached hereto as Exhibit A (the “New Note”, as converted, the “New Conversion Shares”). The New Note and the New Conversion Shares are collectively referred to herein as the “New Securities”.

E. Each of the Company and the Holder desire to (i) effectuate the exchange of the Exchanged Securities for the New Note (the “Exchange”) on the basis and subject to the terms and conditions set forth in this Agreement in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) amend and/or waive certain provisions of the Transaction Documents (as defined below), and (iii) terminate the Forbearance Agreement.

F. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Existing Securities Purchase Agreements, as applicable.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange of Securities; Amendments; Waiver; Termination; Ratifications.

(a) Exchange of Securities. On the Closing Date (as defined below), pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Existing Securities to the Company in exchange for which the Company agrees to issue the New Securities to the Holder as follows:

(i) In exchange for the Existing Securities, on the date hereof, the Company shall deliver or cause to be delivered to the Holder (or its designee) the New Note at the address for delivery set forth on the signature page of the Holder. On the date hereof, the Holder shall be deemed for all corporate purposes to have become the holder of record of the New Note, irrespective of the date the certificate evidencing the New Note are delivered to the Holder.

(ii) The Holder shall deliver or cause to be delivered to the Company (or its designee) the Existing Securities (or affidavit of lost securities, in form provided upon request by the Company and reasonably acceptable to the Holder) as soon as commercially practicable following the date hereof.

(iii) Immediately following the delivery of the New Note to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Existing Securities (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Existing Securities shall be canceled.

(iv) The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

(b) Amendments. Effective as of the Closing Date, each of the following defined terms in the Transaction Documents (as amended hereby) are hereby amended as follows:

(i) “Notes” are hereby amended to include the New Note.

(ii) “Conversion Shares” are hereby amended to include the New Conversion Shares.

(iii)  “Transaction Documents” shall hereby be amended to include this Agreement and the other Exchange Documents (as defined below).

(c) Waiver. Effective as of the Closing Date, the Holder and the Company hereby grant the Additional Closing Waiver.

(d) Termination. Upon consummation of the Closing (as defined below), the Forbearance Agreement shall terminate and be of no further force and effect.

(e) Ratification. Except as otherwise expressly provided herein, the Existing Securities Purchase Agreements and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in the Existing Securities Purchase Agreements to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Securities Purchase Agreements shall mean such Existing Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Existing Securities Purchase Agreements shall mean such Existing Securities Purchase Agreement as amended by this Agreement.

2. The Closing. Subject to the conditions set forth in Section 5 below, the Exchange shall take place via the electronic exchange of documents, securities and signatures, one (1) Business Day after the initial date such conditions are satisfied or waived by the respective parties (or at such other time and place as the Company and the Holder mutually agree) (the “Closing” and such date, the “Closing Date”).

3. Closing Conditions to the Closing.

(a) Conditions to the Holder’s Obligations at the Closing. The obligation of the Holder to consummate the Closing is subject to the fulfillment (or waiver, at the sole option of the Holder), to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(i) The Company shall have duly executed and delivered to the Holder each of the Exchange Documents and the Company shall have duly executed and delivered to the Holder the New Note.

(ii) Each and every representation and warranty of the Company set forth herein shall be true and correct in all material respects (except where qualified by materiality or material adverse effect, which shall be true and correct in all respect) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Holder shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Holder in the form acceptable to the Holder.

(iii) The Company shall have delivered to such Holder a certificate, in the form acceptable to such Holder, executed by the Secretary or the Chief Financial Officer of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 4(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Holder, (ii) the Memorandum of Association of the Company and (iii) the Articles of Association of the Company, each as in effect at the Closing.

(iv) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(v) All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have obtained all governmental, regulatory or third-party consents and approvals, if any, necessary for the Exchange, including without limitation, those required by the Principal Market (defined below), if any.

(vi) The Company shall have delivered to such Holder a letter from the Company’s transfer agent certifying the number of Ordinary Shares outstanding on the Closing Date immediately prior to the Closing.

(vii) The New Conversion Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) except as otherwise disclosed in the SEC Documents with respect to the Principal Market, shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the SEC or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(viii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect (as defined below).

(ix) The Company shall have obtained approval of the Principal Market to list or designate for quotation (as the case may be) the New Conversion Shares.

(x) On each Trading Day (as defined in the New Note) during the twenty (20) Trading Days immediately preceding the Closing Date and the Closing Date, no Event of Default (as defined in the Existing Notes) or event that with the passage of time or giving of notice would constitute an Event of Default shall have occurred (in each case, excluding any Events of Default waived in writing by the Holder).

(xi) On each Trading Day during the twenty (20) Trading Days immediately preceding the Closing Date and the Closing Date, the Ordinary Shares (I) shall be designated for quotation or listed on an Eligible Market (as defined in the New Note) and (II) shall not have been suspended.

(xii) The Company shall have paid Kelley Drye & Warren LLP the Legal Fee Amount (as defined below) in accordance with Section 8 below.

(xiii) The Transfer Agent of the Company and the Company shall have duly executed and delivered the irrevocable transfer agent instructions in the form attached hereto as Exhibit B.

(xiv) The Company shall have delivered to such Holder such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Holder or its counsel may reasonably request.

(b) Conditions to the Company’s Obligations to the Closing. The obligation of the Company to consummate the Closing is subject to the fulfillment (or waiver, at the sole option of the Company), to the Company’s reasonable satisfaction, prior to or at the Closing in question, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Holder set forth herein shall be true and correct in all material respects (except where qualified by materiality or material adverse effect, which shall be true and correct in all respect) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

(ii) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(iii) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

(iv) Leak-Out Agreement. The Holder shall have duly executed and delivered the Leak-Out Agreement, in the form attached hereto as Exhibit C (the “Leak-Out Agreement”) to the Company.

4. Representations and Warranties of the Company. The Company represents and warrants to the Holder, as of the date hereof and as of the Closing Date, that:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the New Note and the Leak-Out Agreement (collectively, the “Exchange Documents”) and to issue the New Note in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Securities, have been duly authorized by the Board of Directors of the Company and, other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States or other applicable listing rules (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the any certificate of incorporation, articles of incorporation, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any share capital or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of principal Eligible Market at Nasdaq in which the Ordinary Shares trades as of such date of determination (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary (as defined below), individually or taken as a whole, (ii) the transactions contemplated hereby or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations hereby or pursuant to any other agreements or instruments to be entered into in connection herewith or therewith.

(ii) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

(d) No Integration. None of the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of New Securities under the Securities Act or cause this offering of the New Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of New Securities under the Securities Act or cause the offering of the New Securities to be integrated with other offerings.

(e) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Securities is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(f) Issuance of New Securities. The issuance of the New Note shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance in accordance with the New Note and/or this Agreement, as applicable, the New Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. The New Securities shall be freely transferable and freely tradable by the Holder without restriction, whether by way of registration or some exemption therefrom, and any certificates and any other instruments evidencing the New Securities shall not bear any restrictive legend.

(g) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Securities for the New Note as contemplated hereby.

(h) Disclosure. Other than as set forth in the 6-K Filing (as defined below), the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the New Securities. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

5. Representations and Warranties of Holders. The Holder represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby have been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b) Ownership of Existing Securities. The Holder owns the Existing Securities free and clear of any liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the New Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Securities.

(d) Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Existing Securities for the New Note as contemplated hereby.

6. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City time, on or prior to the first (1st) business day after the date of this Agreement, file a Report of Foreign Private Issuer on Form 6-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Company (including, without limitation, the form of New Note, the form of Leak-Out Agreement and this Agreement) as exhibits to such filing (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 6-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion). To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise (other than in the exhibit of this Agreement attached to the 6-K Filing). Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

7. Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the New Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Ordinary Shares is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall use its reasonable best efforts to maintain such listing of all the New Conversion Shares from time to time issuable under the terms of the Exchange Documents. The Company shall maintain the Ordinary Shares’ authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.

8. Fees. The Company shall reimburse the Holder, a non-accountable amount of $75,000 (the “Legal Fee Amount”) for all fees, costs and expenses incurred by Kelley Drye & Warren, LLP (counsel to the Holder) in connection with preparing and delivering this Agreement and the transactions contemplated hereby, which shall be paid by inclusion of the Legal Fee Amount in the principal amount of the New Note. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

9. Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Note (and upon conversion of the New Note, the New Conversion Shares) may be tacked onto the holding period of the Existing Securities, and the Company agrees not to take a position contrary to this Section 9. The Company acknowledges and agrees that, subject to the Holder’s representations and warranties contained in Section 5 of this Agreement, the New Note (and upon conversion of the New Note, the New Conversion Shares) shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144, provided, for the avoidance of doubt, that the Holder shall not be an affiliate of the Company and shall not have been an affiliate during the ninety (90) days preceding the date of any transfer. The Company shall be responsible for any transfer agent fees or DTC fees or legal fees of the Company’s counsel with respect to the removal of legends, if any, or issuance of New Securities in accordance herewith.

10. No Net Short Position. The Holder hereby agrees solely with the Company, severally and not jointly, and not with any other Buyer, prior to January 30, 2027, the Holder shall not maintain a Net Short Position (as defined below). For purposes hereof, a “Net Short Position” by a person means a position whereby such person has executed one or more sales of Ordinary Shares that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when the Holder has no equivalent offsetting long position in the Ordinary Shares (or is deemed to have a long position hereunder or otherwise in accordance with Regulation SHO of the 1934 Act); provided, that, for purposes of such calculations, any short sales either (x) consummated at a price greater than or equal to the Conversion Price (as defined in the New Note), (y) that is a result of a bona-fide trading error on behalf of the Holder (or its affiliates) or (z) that would otherwise be marked as a “long” sale, but for the occurrence of a Conversion Failure (as defined in the New Note), an Equity Conditions Failure (as defined in the New Note) and/or any other breach by the Company (or its affiliates or agents, including, without limitation, the Transfer Agent) of any Transaction Document, in each case, shall be excluded from such calculations. For purposes of determining whether the Holder has an equivalent offsetting “long” position in the Ordinary Shares, (A) all Ordinary Shares that are owned by the Holder shall be deemed held “long” by the Holder, (B) all Ordinary Shares that would be issuable upon conversion or exercise in full of all New Securities issuable to the Holder or then held by the Holder, as applicable (assuming that such New Securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments that would take effect given only the passage of time) shall be deemed to be held long by the Holder, and (C) at any other time the Company is required (or has elected (or is deemed to have elected)) to issue Ordinary Shares to the Holder pursuant to the terms of the New Note, any Ordinary Shares issued or issuable to the Holder (or its designee, if applicable) in connection therewith shall be deemed held “long” by the Holder from and after the date that is one (1) Trading Day prior to the deadline for delivery of such Ordinary Shares to the Holder, as set forth in the New Note, until such time as the Holder shall no longer beneficially own such Ordinary Shares.

11. Reservation of Shares. So long as the New Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 125% of the maximum number of the New Conversion Shares issuable upon conversion of the New Note then outstanding (assuming for purposes hereof that (x) the New Note is convertible at the Floor Price (as defined the New Note) then in effect and (y) any such conversion shall not take into account any limitations on the conversion of the New Note set forth therein) (the “Required Reserve Amount”); provided that at no time shall the number of Ordinary Shares reserved pursuant to this Section 11 be reduced other than proportionally in connection with any conversion of the New Note. If at any time the number of Ordinary Shares authorized and reserved for issuance by the Company is not sufficient to meet the applicable Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional Ordinary Shares to meet the Company’s obligations pursuant to the Exchange Documents, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the applicable Required Reserve Amount.

12. Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

13. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any provision of law or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints CT Corporation, as its agent for service of process in Delaware. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. The choice of the laws of the State of Delaware as the governing law of this Agreement is a valid choice of law and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the Cayman Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands. The choice of laws of the State of Delaware as the governing law of this Agreement will be honored by competent courts in the People’s Republic of China and Thailand, subject to compliance with relevant People’s Republic of China and Thailand civil procedural requirements. The Company or any of their respective properties, assets or revenues does not have any right of immunity under British Virgin Islands, People’s Republic of China, Thailand or Delaware law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands and the People’s Republic of China, Thailand, Delaware or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company hereby waives such right to the extent permitted by law and hereby consents to such relief and enforcement as provided in this Agreement and the other Transaction Documents.

14. Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that facsimile or PDF signature pages shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile or PDF signature.

15. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

16. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

18. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

19. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

20. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the hereof.

21. Notices. Any notice or other communication required or permitted under this Agreement must be in writing and must be given in accordance with Section 9(f) of the 2025 Securities Purchase Agreement.

22. Remedies. The Holder and each holder of the New Securities shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Holder. The Company therefore agrees that the Holder shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

23. Survival. The representations and warranties of the Company and the Holder contained herein and the agreements and covenants set forth herein shall survive the closing of the transactions contemplated hereby, including, without limitation, the delivery and issuance of the New Securities.

24. Indemnification. In consideration of the Holder’s execution and delivery of the Exchange Documents and acquiring the New Securities thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and each of its past and present, direct or indirect, parents, subsidiaries, affiliates, successors, assigns, owners, officers, directors, trustees, shareholders, unitholders, members, partners, employees, contractors, agents, insurers, attorneys, investment bankers, advisors, auditors, accountants, partners, general partners, heirs, executors, administrators, and representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively the “Indemnitees” and/or the “Released Parties”, as applicable), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Exchange Documents or any other certificate, instrument or document contemplated hereby or thereby, or (ii) the status of the Holder as a holder of the New Securities pursuant to the transactions contemplated by the Exchange Documents (unless such action, suit or claim is based upon a breach of such Holder’s representations, warranties or covenants under this Agreement and the other Exchange Documents or any violations by Holder of state or federal securities laws or any conduct by Holder that constitutes fraud, gross negligence, willful misconduct or malfeasance). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable under law.

25. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and Persons acting on their behalf solely with respect to the Existing Securities, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

26. Due Performance; Equitable Relief. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the parties hereto do not perform the provisions of this Agreement or any of the Exchange Documents (including the New Note) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of the Exchange Documents and to enforce specifically the terms and provisions hereof, as applicable, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on the basis that any other party has an adequate remedy at law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at law or in equity. Any party seeking: (i) an injunction or injunctions to prevent breaches of the Exchange Documents; (ii) to enforce specifically the terms and provisions of the Exchange Documents; and/or (iii) other equitable relief, shall not be required to show proof of irreparable harm or to provide any bond or other security in connection with any such remedy.

27. No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

28. Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Company does not deliver the New Note to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) business day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Securities shall not be terminated hereunder and shall remain outstanding as if this Agreement never existed.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

COMPANY:

NEWGENIVF GROUP LIMITED

By:	/s/ Alfred Siu
Name:	Alfred Siu
Title:	Chief Executive Officer

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

HOLDER:

[HOLDER]

By:
Name:
Title: